                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                     United American Healthcare Corporation
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

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        pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

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PERSONS WHO POTENTIALLY ARE TO RESPOND TO THE COLLECTION OF INFORMATION
CONTAINED IN THIS FORM ARE NOT REQUIRED TO RESPOND UNLESS THE FORM DISPLAYS A CURRENTLY VALID OMB CONTROL NUMBER.

SEC 1913 (02-02)

                  (UNITED AMERICAN HEALTHCARE CORPORATION LOGO)

                                   ----------

                               NOTICE OF THE 2007
                         ANNUAL MEETING OF SHAREHOLDERS

                                   ----------

                                                                 October 5, 2007

Dear Shareholder:

          The Annual Meeting of Shareholders of United American Healthcare Corporation will be held on Friday, November 2, 2007 at 10:30 a.m., Eastern Standard Time, at the Atheneum Suite Hotel, 1000 Brush Avenue, Detroit, Michigan, for the following purposes:

          (1)  to elect three directors;

          (2) to vote on the ratification of the appointment of UHY LLP as our independent auditors for the 2008 fiscal year; and

          (3) to transact such other business as may properly come before the meeting.

          Only shareholders of record at the close of business on September 14, 2007 will be entitled to vote at the Annual Meeting.

          Enclosed with this proxy statement are your proxy card, a postage-paid envelope to return your proxy card, and our Annual Report for the fiscal year ended June 30, 2007, which contains our Form 10-K report for that year. Your vote is important, regardless of the number of shares you hold. Whether you plan to attend the meeting or not, to vote by proxy please sign, date and mail the enclosed proxy card as soon as possible in the envelope provided. This will not prevent you from voting your shares in person at the meeting before voting closes, if you wish to do so.

          We look forward to seeing you on November 2, 2007.

                                        Sincerely,


                                        /s/ William C. Brooks
                                        ----------------------------------------
                                        William C. Brooks,
                                        Chairman, President and
                                        Chief Executive Officer

                  (UNITED AMERICAN HEALTHCARE CORPORATION LOGO)

                     UNITED AMERICAN HEALTHCARE CORPORATION
                           300 RIVER PLACE, SUITE 4950
                          DETROIT, MICHIGAN 48207-5062

             PROXY STATEMENT FOR THE ANNUAL MEETING OF SHAREHOLDERS
                           To be Held November 2, 2007

GENERAL INFORMATION

          This proxy statement contains information related to the annual meeting of shareholders of United American Healthcare Corporation (the "Company") to be held at the Atheneum Suite Hotel, 1000 Brush Avenue, Detroit, Michigan, on Friday, November 2, 2007, at 10:30 a.m., Eastern Standard Time. The approximate mailing date for this proxy statement and the proxy is October 5, 2007.

          At our annual meeting, shareholders will act upon the matters outlined in the accompanying Notice of Annual Meeting, including the election of three directors and ratification of the appointment of independent auditors. Neither we nor the members of our Board of Directors intend to bring before the annual meeting any matters other than those set forth in the Notice of Annual Meeting, and we have no present knowledge that any other matters will be presented for action at the meeting by others. However, if other matters properly come before the meeting it is the intention of the persons named in the enclosed form of proxy to vote in accordance with their best judgment.

          It is important that your shares be represented at the meeting. If it is impossible for you to attend, please sign and date the enclosed proxy and return it to us. The proxy is solicited on behalf of our Board of Directors. The shares represented by valid proxies in the enclosed form will be voted if received in time for the meeting.

          All references in this proxy statement to "fiscal 2007" are references to our fiscal year ended June 30, 2007.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

          Only holders of record of shares of our no par value common stock at the close of business on September 14, 2007 are entitled to notice of, and to vote at, the meeting or at any adjournment or adjournments thereof, each share having one vote. On such record date, we had issued and outstanding 8,590,666 shares of common stock.

          The following table contains information with respect to the beneficial ownership of our common shares as of September 14, 2007 by each person known by us to beneficially own more than 5% of our common shares, our only outstanding class of voting shares:

                                            AMOUNT AND NATURE OF     PERCENTAGE OF
NAME AND ADDRESS OF BENEFICIAL OWNER        BENEFICIAL OWNERSHIP   SHARES OWNED (1)
------------------------------------        --------------------   ----------------
Robert W. Morey and Maura Morey (2)                662,196               7.7%
1660 Tiburon Boulevard, Suite E
Tiburon, CA 94920

Bruce Galloway, Gary L. Herman, Strategic
Turnaround Equity Partners, L.P. (Cayman)          572,393               6.7%
and Galloway Capital Management LLC (3)
720 Fifth Avenue, 10th Floor
New York, NY 10019

Richard M. Brown, D.O. (4)                         462,442               5.3%
27774 Franklin Road
Southfield, Michigan 48034

----------
(1)  Based on 8,590,666 common shares outstanding as of September 14, 2007.

(2) The information with respect to Robert W. Morey and Maura Morey is based solely on a Schedule 13G/A report (Amendment No. 2) filed February 1, 2006. They beneficially own an aggregate of 662,196 common shares, consisting of
     (i) 227,241 shares held by Mr. Morey, (ii) 2,800 shares held by Mr. Morey as custodian for his grandchild, Amberley Morey, and 900 shares held by Mr. Morey as custodian for his grandchild, Elizabeth Grace Morey, (iii) 12,000 shares held by Mr. Morey and Maura Morey as joint tenants and as to which they share voting and dispositive power, and (iv) 419,255 shares held in the RW Morey Defined Pension Trust for which Mr. Morey and Maura Morey serve as co-trustees and as to which they share voting and dispositive power.

(3) The information with respect to Bruce Galloway, Gary L. Herman, Strategic Turnaround Equity Partners, L.P. (Cayman) and Galloway Capital Management LLC is based solely on a Schedule 13D report filed June 19, 2007. Strategic Turnaround Equity Partners, L.P. (Cayman) is deemed to be the direct beneficial owner of 438,784 common shares. Galloway Capital Management LLC, as the general partner of Strategic Turnaround Equity Partners, L.P. (Cayman), is deemed to be the indirect beneficial owner of 438,784 common shares. Bruce Galloway and Gary L. Herman, as Managing Members of Galloway Capital Management LLC, are deemed to be the indirect beneficial owners of 438,784 common shares. Each of Galloway Capital Management LLC, Bruce Galloway and Gary L. Herman disclaims beneficial ownership of the common shares beneficially owned by Strategic Turnaround Equity Partners, L.P. (Cayman) (except for (i) the indirect interest of Galloway Capital Management LLC by virtue of being the general partner of Strategic Turnaround Equity Partners, L.P. (Cayman), (ii) the indirect interests of Bruce Galloway and Gary L. Herman by virtue of being members of Galloway Capital Management LLC, and (iii) the indirect interests of Bruce Galloway and Gary L. Herman by virtue of being limited partners of Strategic Turnaround Equity Partners, L.P. (Cayman). Galloway Capital Management LLC, Bruce Galloway and Gary L. Herman have shared voting and dispositive power for these common shares. Bruce Galloway also is the direct beneficial owner of 133,609 common shares, including 30,004 shares held by him, 25 shares owned by his son for which Bruce Galloway has sole voting and dispositive power, 9,280 shares held by RexonGalloway Capital Growth, LLC, an investment company in which Bruce Galloway is a member and for which he has full investment and voting discretion, and 100,597 shares held by Jacombs Investments, Inc. for which Bruce Galloway has full investment and voting discretion. Gary L. Herman also is the direct beneficial owner of 2,400 common shares, including 1,350 shares directly beneficially owned by him and 1,050 shares held by FBR, Inc. for which he has sole voting and dispositive power.

(4)  Including 25,000, 15,000, 15,000, 2,500 and 2,834 shares which Dr. Brown has the right to acquire pursuant to stock options that are exercisable currently or become exercisable within 60 days after September 14, 2007 for a price of $5.08, $2.09, $4.27, $3.86 and $4.73, respectively.

          The shareholder votes cast for all items considered at the meeting will be calculated by an officer of Computershare Investor Services, L.L.C., our Registrar and Transfer Agent, as the Board-designated Inspector of Election. The Inspector of Election will determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum and the validity and effect of proxies, and shall receive votes, hear and determine challenges and questions arising in connection with the right to vote, count and tabulate votes, determine the result, and do such acts as are proper to conduct the election. Abstentions will not be counted either for or against any action for which cast.

I. ELECTION OF DIRECTORS

          Our Bylaws provide that the size of the Board of Directors shall be fixed, and may be modified, from time to time by a resolution of the Board, but not to fewer than 6 directors. Our Board of Directors has consisted of eight directors since our 2006 annual meeting, serving in three classes. Each class of directors serves for a period of three years, except that two new directors were elected in 2006 (increasing the number of directors from 6 to 8) for initial terms of one year and two years, respectively. The term of office of one class of directors expires each year at the annual meeting.

          Our Board of Directors proposes that Richard M. Brown, D.O., Ronald E. Hall, Sr. and Stephen D. Harris be elected as our directors, each to hold office until our annual meeting of shareholders to be held in 2010 and until his successor is elected and qualified. They are incumbent members of our Board of Directors; Dr. Brown and Mr. Hall were most recently elected as directors at our 2004 annual meeting of shareholders, and Mr. Harris was elected as a director (for an initial one-year term) at our 2006 annual meeting of shareholders. Our Board of Directors has determined that Dr. Brown and Mr. Hall are independent, and Mr. Harris is not independent, as defined in the listing standards of The Nasdaq Stock Market, Inc. Marketplace Rules, as those standards have been modified or supplemented.

          If a quorum is present: the three nominees receiving the greatest number of votes cast at the meeting or its adjournment for a term expiring with the 2010 annual meeting will be elected. Withheld votes and broker non-votes will not be deemed votes cast in determining which nominee receives the greatest number of votes cast, but will be counted for purposes of determining whether a quorum is present. The persons named in the accompanying proxy intend to vote all valid proxies received by them FOR the election of the nominees listed below unless the person giving the proxy withholds authority to vote for these nominees. The nominees listed below have consented to serve if elected. If any nominee is unable or declines to serve, which we do not expect to happen, the proxy holders intend to vote the proxies in accordance with their best judgment for another qualified person.

          The following information is furnished as of September 14, 2007 with respect to our nominees for election as directors, with respect to each person whose term of office as one of our directors will continue after the meeting, with respect to each of our executive officers who is named in the Summary Compensation Table below, and with respect to all of our directors and executive officers as a group:

                                                                                AMOUNT AND     PERCENTAGE
                                                                                NATURE OF       OF COMMON    PRESENT
             NAME                              POSITION AND OFFICES           COMMON SHARES      SHARES        TERM
       (AND YEAR FIRST                           WITH US AND OTHER            BENEFICIALLY    BENEFICIALLY      TO
      BECAME A DIRECTOR)        AGE            PRINCIPAL OCCUPATION             OWNED (2)       OWNED (1)     EXPIRE
-----------------------------   ---   -------------------------------------   -------------   ------------   -------
                              NOMINEES FOR ELECTION AS DIRECTORS FOR A THREE-YEAR TERM

Richard M. Brown, D.O. (2001)    72   President, Park Family Health Care          463,692          5.4%        2007
                                      Practicing physician
Ronald E. Hall, Sr. (2001)       64   President and Chief Executive                79,834            *         2007
                                      Officer of Bridgewater Interiors, LLC
Stephen D. Harris (2006)         35   Our Executive Vice President, Chief         124,850          1.5%        2007
                                      Financial Officer and Treasurer

                                           DIRECTORS CONTINUING IN OFFICE

William C. Brooks (1997)         74   Our Chairman of the Board of                270,764          3.2%        2008
                                      Directors, President and Chief
                                      Executive Officer

Darrel W. Francis (1998)         54   President of Precision Industrial            44,212            *         2009
                                      Service
Tom A. Goss (2000)               61   Vice Chairman of our Board of                87,384            *         2009
                                      Directors; Chairman of Goss LLC
Emmett S. Moten, Jr. (1988)      63   President of Moten Associates                84,905            *         2009
Eddie R. Munson  (2006)          57   Retired Partner, KPMG LLP                    27,239            *         2008

                                               OTHER EXECUTIVE OFFICER

Stephanie Dowell (3)             44   Our Vice President; President and            15,750            *
                                      Chief Executive Officer of UAHC
                                      Health Plan of Tennessee, Inc.

All directors and executive officers as a group (9 persons)                     1,198,130         13.9%

----------
*    Less than 1%

(1) Based on 8,590,666 common shares outstanding as of September 14, 2007. For purposes of the table above, and in accordance with the rules of the SEC, we deem common shares that are subject to options that are currently exercisable or exercisable within 60 days of September 14, 2007 to be outstanding and beneficially owned by the person holding the options for the purpose of computing that person's percentage ownership, but we do not treat them as outstanding in computing any other person's percentage ownership.

(2) Includes the following number of common shares which the individual has the right to acquire pursuant to stock options that are exercisable currently or become exercisable within 60 days after September 14, 2007: Dr. Brown and Mr. Hall, 69,084; Mr. Harris, 105,334; Mr. Brooks, 247,834; Mr.
     Francis, 27,834; Mr. Goss, 42,834; Mr. Moten, 67,834; Mr. Munson, 25,000;
     and Ms. Dowell, 15,750.

(3) Ms. Dowell has been our Vice President since July 1, 2006. She also is and has been President and Chief Executive Officer of our subsidiary, UAHC Health Plan of Tennessee, Inc., since April 15, 2005. Before that, she was the subsidiary's Chief Operating Officer and Senior Vice President since April 2002, and previously its Director of Provider Services since June 2001. Ms. Dowell served from 1996 to 2001 as Director of Legislative Affairs & Public Policy for Methodist LeBonheur Healthcare, then the largest multi-hospital and healthcare system in western Tennessee. Ms. Dowell's spouse, Stanley Dowell, M.D., is a one-third owner of a physicians' internal medicine practice that had a contract until November 1, 2005 with UAHC Health Plan of Tennessee, Inc. to provide primary care services to certain of its members on a capitated basis, for a government-regulated per member per month fee. Also including fees for services to existing patients until they could be transferred after that date, UAHC Health Plan of Tennessee, Inc. paid $21,230.71 to that practice in fiscal 2007.

BIOGRAPHICAL INFORMATION

          The following is a brief account of the business experience during the past five years of the nominees for our Board of Directors and of each of our directors whose term of office will continue after the meeting:

RICHARD M. BROWN, D.O. (SINCE 2001; PRESENT TERM ENDS 2007)

          Richard M. Brown, D.O., founded Park Medical Centers in 1961. He is a practicing physician and has been President of Park Family Health Care in Detroit, Michigan since 1995. During his career, he has also served as Chief of Staff of the following hospitals in Michigan: Michigan Health Center, Detroit Central Hospital, Botsford General Hospital and Zeiger Osteopathic Hospital. Dr. Brown has been a delegate to the American Osteopathic Association since 1989 and to the Michigan Association of Osteopathic Physicians and Surgeons since 1986. He is a past Board member of the Barbara Ann Karmanos Cancer Institute and the University of Osteopathic Medicine and Health Services in Des Moines, Iowa.

RONALD E. HALL, SR. (SINCE 2001; PRESENT TERM ENDS 2007)

          Ronald E. Hall, Sr. has been President, Chief Executive Officer and majority owner of Bridgewater Interiors, LLC in Detroit, Michigan since November 1998. Bridgewater Interiors is a major supplier of seating and overhead systems to the automotive industry. He is also the President/CEO of Renaissance Capital Alliance, an equipment leasing company and he is the Chairman/CEO of New Center Stamping, an automotive service parts stamping facility. From 1992 to October 1998, Mr. Hall served as President of the Michigan Minority Business Development Council, a privately funded, nonprofit, business development organization.

STEPHEN D. HARRIS (SINCE 2006; PRESENT TERM ENDS 2007)

          Stephen D. Harris joined us as our Chief Financial Officer and Treasurer on October 28, 2002. He additionally became our Executive Vice President on July 1, 2006. He also is and has been Chief Financial Officer of our subsidiary, UAHC Health Plan of Tennessee, Inc., since August 2005. He is a certified public accountant with experience in consulting, auditing and accounting for major companies in the automotive manufacturing, energy, and managed health care industries. Prior to joining us, he served as a Manager for Deloitte (then called Deloitte Consulting) since 1994.

WILLIAM C. BROOKS (SINCE 1997; PRESENT TERM ENDS 2008)

          William C. Brooks has served the Company as a director since 1997, as Chairman of our Board of Directors since January 1998, and additionally as our President and CEO since November 22, 2002. He retired as a Vice President of General Motors Corporation, Inc. in 1997. He is a retired Air Force Officer, and was Assistant Secretary of the U.S. Department of Labor from July 1989 to December 1990. He served as a member of the U. S. Social Security Advisory Board from February 1996 to January 1998. He is a retired member of the Boards of Directors of Louisiana-Pacific Corporation (NYSE: LPX), DTE Energy (NYSE: DTE) and Covansys Inc. (NASDAQ: CVCS).

DARREL W. FRANCIS (SINCE 1998; PRESENT TERM ENDS 2009)

          Darrel W. Francis has been President of Precision Industrial Service, a floor covering installation company, since June 1999. He also has been President of Metropolitan Facility Resources, an office furniture sales and design company, since January 1997. From January 1996 to October 1998, he was President of Advantage Pavilion, Inc., an office furniture sales and design company.

TOM A. GOSS (SINCE 2000; PRESENT TERM ENDS 2009)

          Tom A. Goss is Vice Chairman of our Board of Directors. He has been Chairman of Goss LLC, an insurance agency, since November 2000. He also has been Chairman of The Goss Group, Inc., an insurance products and services company, since November 2000, and earlier was a Partner/Advisor of that company since March 1997. He also has been Chairman of Goss Steel & Processing LLC, a steel processing center, since April 1, 2003. He currently also is Chairman of Bristol Logistics LLC. He served as Director of Athletics for The University of Michigan from September 1997 to April 2000.

EMMETT S. MOTEN, JR. (SINCE 1988; PRESENT TERM ENDS 2009)

          Emmett S. Moten, Jr. has been the President of Moten Associates, a real estate development firm, since October 1996. Mr. Moten also has been Chairman and part owner of Twinpines Paper Corporation, a paper manufacturing and conversion company in Canton, Michigan, since 2002. From July 1988 to October 1996, he was Vice President of Development for Little Caesar Enterprises, Inc., a national fast food franchise company. Prior to assuming that position, Mr. Moten was Director of the Community & Economic Development Department of the City of Detroit for almost ten years.

EDDIE R. MUNSON (SINCE 2006; PRESENT TERM ENDS 2008)

          Eddie R. Munson is a retired Partner of KPMG LLP ("KPMG"), with whom he had 34 years of auditing experience for private and public sector clients, including in the automotive and financial services industries and governmental units. He was KPMG's National Partner in Charge of University Relations & Campus Recruiting from October 2003 until his retirement in September 2006. From January 1993 to September 2003, Mr. Munson was the Managing Partner of the KPMG Detroit office and also Partner in Charge of Assurance Services for KPMG's Mid-America Business Unit with offices in six Midwest locations. He is a certified public accountant. He served on the Board of Directors of KPMG from July 1996 to September 2004, and currently serves on the Board of Trustees of the Skillman Foundation.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

          During the fiscal year ended June 30, 2007, our Board of Directors held four meetings. The Board of Directors has determined that each of Dr. Richard M. Brown, Darrel W. Francis, Tom A Goss, Ronald E. Hall, Sr., Emmett S. Moten, Jr. and Eddie R. Munson are independent, as independence is defined in the listing standards of The Nasdaq Stock Market, Inc. Marketplace Rules, as those standards have been modified or supplemented.

          FINANCE AND AUDIT COMMITTEE

          We have a standing Finance and Audit Committee. The current members of our Finance and Audit Committee are Darrel W. Francis (Chairman), Dr. Richard M. Brown, Ronald E. Hall, Sr. and

Eddie R. Munson. Each of the members of our Finance and Audit Committee is independent as independence for audit committee members is defined in the listing standards of The Nasdaq Stock Market, Inc. Marketplace Rules, as those standards have been modified or supplemented, and Securities and Exchange Commission ("SEC") rules and regulations. During fiscal 2007, our Finance and Audit Committee held five meetings. The purpose of our Finance and Audit Committee is to assist our Board of Directors in fulfilling its oversight responsibilities relating to the integrity of our financial statements, our compliance with legal and regulatory requirements, our independent auditor's qualifications and independence, the performance of our independent auditors, and the adequacy of our accounting and internal control systems. The Finance and Audit Committee's specific responsibilities are set forth in its Charter, a copy of which is available to shareholders on our Web site, at http://www.uahc.com.

          Our Board of Directors has determined that Eddie R. Munson is an audit committee financial expert, as defined by the SEC, serving on the Finance and Audit Committee. Mr. Munson is independent as independence for audit committee members is defined in the listing standards of The Nasdaq Stock Market, Inc. Marketplace Rules, as those standards have been modified or supplemented. Mr. Munson's experience that qualifies him as our audit committee financial expert includes that he is a certified public accountant with 34 years of auditing experience at KPMG LLP ("KPMG") for private and public sector clients, including in the automotive and financial services industries and governmental units. He retired as a Partner of KPMG in September 2006. From January 1993 to September 2003, Mr. Munson was the Managing Partner of the KPMG Detroit office and also Partner in Charge of Assurance Services for KPMG's Mid-America Business Unit with offices in six Midwest locations. He has a B.S. degree in Accounting from Jackson State University.

          COMPENSATION COMMITTEE

          We have a standing Compensation Committee. Our Board of Directors has adopted a written charter for the Compensation Committee, a copy of which is available to shareholders on our Web site, at http://www.uahc.com. The current members of our Compensation Committee are Tom A. Goss (Chairman), Dr. Richard M. Brown, Ronald E. Hall, Sr., and Emmett S. Moten, Jr. Each of the members of our Compensation Committee is independent as independence is defined in the listing standards of The Nasdaq Stock Market, Inc. Marketplace Rules, as those standards have been modified or supplemented. During fiscal 2007, the Compensation Committee held two meetings. The duties of our Compensation Committee are to make recommendations to our Board of Directors relating to the overall compensation arrangements for our officers and staff, to make recommendations to our Board of Directors pertaining to any compensation plans in which our officers and directors are eligible to participate, and to administer and grant options under our Amended and Restated 1998 Stock Option Plan.

          EXECUTIVE COMMITTEE

          We have a standing Executive Committee. The current members of our Executive Committee are William C. Brooks (Chairman), Tom A. Goss, Stephen D. Harris and Emmett S. Moten, Jr. During fiscal 2007, our Executive Committee did not meet. The duties of our Executive Committee are to exercise, in the intervals between the meetings of our Board of Directors, the powers of our Board as they relate to the management of our business and affairs, excluding powers expressly delegated by our Board to other standing committees.

          GOVERNANCE COMMITTEE

          We have a standing Governance Committee, which serves as the nominating committee of our Board of Directors. Our Board of Directors has adopted a written charter for the Governance Committee, a copy of which is available to shareholders on our Web site, at http://www.uahc.com. The current members of our Governance Committee are Emmett S. Moten, Jr. (Chairman), Darrel
W. Francis, Tom A. Goss and Eddie R. Munson. Each of the members of our Governance Committee is independent as independence is defined in the listing standards of The Nasdaq Stock Market, Inc. Marketplace Rules, as those standards have been modified or supplemented. During fiscal 2007, our Governance Committee held three meetings. The duties of our Governance Committee are to present to our Board of Directors, whenever vacancies occur, the Board size is increased or terms are expected to expire, names of individuals who would make suitable directors of the Company and to advise our appropriate officers on matters relating to the organization of our Board of Directors.

          The Governance Committee's policy is to consider any director candidates recommended by shareholders. Such recommendations must be made pursuant to timely notice in writing to our Secretary, at United American Healthcare Corporation, 300 River Place, Suite 4950, Detroit, Michigan 48207-5062. To be timely, the notice must be received at our office at least 120 days before the anniversary of the mailing of our proxy statement relating to the previous annual meeting of shareholders. The notice must set forth:

          (A)  with respect to the recommended director candidate,

               - the candidate's name, age, business address and residence address,

               -    the candidate's principal occupation or employment,

               - the number of our common shares beneficially owned by the candidate,

               - information with respect to the candidate's independence, as defined under Nasdaq's listing standards for independent directors in general and with respect to audit committee members,

               - information with respect to other boards on which the candidate serves,

               - information with respect to direct or indirect transactions, relationships, arrangements and understandings between the candidate and us and between the candidate and the shareholder giving the notice, and

               - any other information relating to the candidate that we would be required to disclose in our proxy statement if we were to solicit proxies for the election of the candidate as one of our directors or that is otherwise required under SEC rules, including the candidate's written consent to being named in the proxy statement as a nominee and to serving as a director if elected; and

          (B)  with respect to the shareholder giving the notice,

               - the shareholder's name and address as they appear on our stock transfer records, and

               - the number of our common shares beneficially owned by the shareholder (and the period they have been held).

          The Governance Committee has not established specific, minimum qualifications for recommended nominees or specific qualities or skills for one or more of our directors to possess. The Governance Committee uses a subjective process for identifying and evaluating nominees for director, based on the information available to, and the subjective judgments of, the members of the Governance Committee and our then current needs, although the committee does not believe there would be any difference in the manner in which it evaluates nominees based on whether the nominee is recommended by a shareholder.

          All of our directors except Ronald E. Hall, Sr. attended at least 75% of the combined number of meetings held during fiscal 2007 by the Board and each Committee of which he was then a member. Mr. Hall's absences were due to illness, from which he has since recovered.

CODE OF BUSINESS CONDUCT AND ETHICS

          We adopted a Code of Business Conduct and Ethics on May 8, 2003 that applies to all of our employees, officers and directors, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. Our Code of Business Conduct and Ethics contains written standards that we believe are reasonably designed to deter wrongdoing and to promote:

          - honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

          - full, fair, accurate, timely and understandable disclosure in reports and documents that we file with, or submit to, the SEC and in other public communications we make;

          - compliance with applicable governmental laws, rules and regulations;

          - prompt internal reporting of violations of the Code of Business Conduct and Ethics to an appropriate person or persons named in it; and

          - Accountability for adherence to the Code of Business Conduct and Ethics.

          The Code of Business Conduct and Ethics is posted it on our Web site at http://www.uahc.com. We will provide to any person without charge, upon request, a copy of our Code of Business Conduct and Ethics. Requests for a copy of our Code of Business Conduct and Ethics should be made to our Secretary at United American Healthcare Corporation, 300 River Place, Suite 4950, Detroit, Michigan 48207-5062. We intend to satisfy the disclosure requirement under Item
5.05 of Form 8-K regarding an amendment to, or a waiver from, a provision of our Code of Business Conduct and Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions and that relates to any element of the code of ethics definition enumerated in SEC Regulation S-K, Item 406(b), by posting such information on our Web site at http://www.uahc.com within four business days following the date of the amendment or waiver.

SHAREHOLDER COMMUNICATIONS WITH THE BOARD

          Our Board of Directors has a process for shareholders to send communications to the Board of Directors, its Governance Committee or its Finance and Audit Committee, including complaints regarding accounting, internal accounting controls or auditing matters. Communications can be sent to the Board of Directors, its Governance Committee or its Finance and Audit Committee or specific directors by regular mail to the attention of the Board of Directors, its Governance Committee or its Finance and Audit Committee or specific directors, at our principal executive offices at United American Healthcare Corporation, 300 River Place, Suite 4950, Detroit, Michigan 48207-5062. All of these communications will be reviewed by our Secretary or his designee (1) to filter out communications that our Secretary or his designee deems not appropriate for our directors, such as spam and communications offering to buy or sell products or services, and (2) to sort and relay the remainder (unedited) to the appropriate directors.

          We encourage all of our directors to attend the annual meeting of shareholders, if possible. All six of our then current directors attended the 2006 annual meeting of shareholders. Both new directors who were elected at that meeting also attended the 2006 annual meeting of shareholders.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

          During the fiscal year ended June 30, 2007, Dr. Richard M. Brown, Tom
A. Goss (Chairman), Ronald E. Hall, Sr. and Emmett S. Moten, Jr. served as the members of our Compensation Committee. None of the members of our Compensation Committee was, during the fiscal year ended June 30, 2007, one of our executive officers or employees, or one of our former executive officers. None of the Compensation Committee members had any relationship with us requiring disclosure by us pursuant to SEC rules regarding disclosure of related-party transactions.

OVERVIEW OF EXECUTIVE COMPENSATION PROGRAM

          Compensation Philosophy. Our compensation program is designed generally to align executives' actions with our business objectives, the goal of which is to improve financial and operating results and increase shareholder value while fairly and appropriately compensating our executives. Accordingly, it is the Compensation Committee's philosophy to make a substantial portion of each executive officer's compensation, both short- and long-term, contingent upon the Company's performance. Our compensation philosophy for an executive officer also emphasizes flexibility in fully assessing the executive's individual performance for the prior year, his or her projected role and responsibilities for the coming year, and his or her actual and potential impact on the successful execution of Company strategy. The Compensation Committee may also consider, among other factors, recommendations from our Chief Executive Officer and any compensation consultants the Compensation Committee may engage, an officer's prior compensation, experience and professional status, negotiations relating to an executive's initial hiring, total cash compensation, current equity holdings and the difficulty and costs associated with replacing executive talent. In summary, the Compensation Committee strives to align executive and shareholder interests by making Company-wide and individual compensation decisions that reward performance and appropriately reflect the unique contributions of each executive.

          Compensation Objectives. The most significant components of our compensation program will be equity- and performance-based in order to align executive and shareholder interests. We must also, however, compensate executives on a competitive basis in order to attract and retain them. Each element of our executive compensation program is designed to simultaneously fulfill one or more of these retention, performance and alignment compensation objectives.

          Base salary is designed to be reasonable and competitive within an appropriate peer group. The cash-based performance awards are structured to deliver value to our executives for achieving or exceeding annual financial targets that the Company believes drive shareholder value and stock price appreciation in particular. Equity awards are designed to deliver value to our executives with long-term stock price appreciation.

COMPONENTS OF COMPENSATION PROGRAM

          The Company's compensation program consists of four elements:

          -    Base salary;

          -    Annual, primarily cash-based, performance bonuses;

          - Equity awards, typically stock options, subject to vesting over several years; and

          -    Retirement benefits.

Each of these components and how they are applied to each named executive officer are discussed in more detail below.

     - Salaries: Base salaries are based on the particular experience, skills, knowledge and responsibilities of each executive officer. In determining the salary for each of the Company's executive officers in fiscal 2006, the Compensation Committee considered such factors as existing contractual commitments, compensation opportunities perceived to be necessary to attract and retain executive officers, individual performance and the importance of each executive's contribution to the Company's current and future success. The process of establishing base salaries is a subjective process that utilizes no specific weighting or formula of the foregoing factors in determining executives' salaries, although market data and benchmarking analyses to assess our market competitiveness are reviewed on an annual basis. Base salaries are the "fixed" component of our executives' compensation awards.

     - Annual potential bonuses: The Compensation Committee considers potential bonus compensation to be a motivational method of encouraging and rewarding outstanding individual performance as well as the overall performance of the Company. Potential bonus payments are based primarily on: (i) the Company's overall performance; (ii) the performance of the individual executive; and (iii) the Chief Executive Officer's recommendation or, in the case of the Chief Executive Officer, a compensation consultant's recommendation. The Committee believes that the bonus-to-salary ratios are sufficiently high to provide meaningful incentives to accomplish the objective of incentivizing and appropriately rewarding the executives for exceptional performance. As with salary, although market data and benchmarking analyses are periodically reviewed, potential bonuses are not based solely upon formulas or other specific criteria and the Committee maintains discretion to adjust the amount of annual incentive compensation paid to the named executive officers. Annual bonuses are a "variable" component of our executives' compensation and can fluctuate greatly from year to year.

     - Equity awards: The Committee believes that equity awards to our executive officers are a highly motivational method of encouraging and rewarding individual performance while at the same time aligning such executive's interests with those of our shareholders. The Company uses equity awards both as a component of the compensation for the prior year's performance and as a periodic incentive and retention tool. When making equity awards, our practice is to determine the dollar amount of equity compensation that we want to provide and then grant a number of shares of restricted stock or a number of stock options that, in the case of restricted stock, have an intrinsic value, or in the case of options have a fair value, equal to that amount on the date of grant.

          Retirement Benefits: The Company adopted our Supplemental Executive Retirement Plan ("SERP") for the benefit of a select group of our management and highly compensated employees. The SERP is intended to provide retirement income for selected employees. Our Compensation Committee determines the employees designated to participate in the SERP. The Compensation Committee also determines the annual credit amounts for each fiscal year subsequent to a designated employee's initial year of participation in the SERP. An eligible executive's vested interests in the SERP account becomes non-forfeitable on or after the executive completes his or her service requirement or becomes disabled or after the transfer of a controlling interest in the Company. The service requirement that an eligible executive must meet in order to satisfy the vesting contingency ranges from 3 to 13 years. Since the adoption of the SERP, the Compensation Committee has not made any SERP awards.

          Process and Administration. The Compensation Committee reviews on an annual basis the Company's compensation policies to ensure that our named executive officers are rewarded appropriately for their contributions to the Company and that the overall compensation strategy supports the objectives of our organization, as well as shareholder interests. The Compensation Committee conducts this annual review as early as practicable each year. The Compensation Committee may also utilize the services of a compensation consultant when it deems appropriate. Input from senior managers may also be requested to assist the compensation consultants in understanding our business objectives and challenges, as well as customizing the peer compensation analysis to confirm our compensation benchmarks. In addition, the views and recommendations of the Chief Executive Officer are solicited by the Compensation Committee with respect to named executive officer compensation (other than with respect to the Chief Executive Officer) generally as part of the annual review process. These recommendations are considered by the Compensation Committee as an additional, but not determinative, factor in the final compensation decisions. The Compensation Committee intends to make all final decisions regarding executive compensation in meetings without the interested named executive officer present. Moreover, the Compensation Committee retains exclusive authority over the hiring of its compensation consultants and executive officer compensation decisions, and the Compensation Committee does not delegate the authority to make equity awards to any executive or other officer or employee.

FISCAL 2006 NAMED EXECUTIVE OFFICER COMPENSATION

          Base salaries for our named executive officers were generally established by the terms of employment agreements (not necessarily signed written agreements) between the Company and the executives. In determining to pay a discretionary bonus to our named executive officers for fiscal 2006, the Compensation Committee considered revenue, EBITDA and other factors, as well as presentations and recommendations of our Chief Executive Officer with respect to personal and strategic contributions and achievements of individual named executive officers and the Company.

FISCAL 2007 NAMED EXECUTIVE OFFICER COMPENSATION

          Base salaries for our named executive officers were generally established by the terms of employment agreements (not necessarily signed written agreements) between the Company and the executives. In determining to pay a discretionary bonus to our named executive officers for fiscal 2007, the Compensation Committee considered revenue, EBITDA and other factors as well as presentations and recommendations of our Chief Executive Officer with respect to personal and strategic contributions and achievements of individual named executive officers and the Company.

STOCK OPTION PLANS; EMPLOYEE STOCK PURCHASE PLAN

          We have an Amended and Restated 1998 Stock Option Plan, under which stock options (nonqualified options and incentive stock options) may be granted to our officers, directors and key employees or those of our subsidiaries. The maximum number of common shares which may be issued pursuant to stock options under the plan is 1,500,000, and no participant can receive stock options for more than 300,000 shares over the term of the plan.

          The plan is administered by a committee designated by our Board of Directors, currently our Compensation Committee. The selection of persons who are eligible to participate in the plan and grants to those individuals are determined by the Committee, in its sole discretion. The only established criterion to determine eligibility under the plan is that individuals must be our officers, directors or key employees or those of any Subsidiary (as defined in the plan) who, in the judgment of the Compensation Committee, are or will become responsible for the direction and financial success of the Company or any Subsidiary.

          An incentive stock option granted under the plan must have an exercise price not less than 100% of the fair market value of the shares on the date such option is granted. For an incentive stock option granted to a participant who owns more than 10% of the total combined voting stock of the Company or of any parent or subsidiary of the Company, the exercise price must be at least 110% of the fair market value of the shares on the date such option is granted. A nonqualified option granted under the plan must have an exercise price not less than 75% of the fair market value of the shares on the date such option is granted. Each stock option granted under the plan must expire not more than ten years after the date of the grant; and an incentive stock option granted to an individual who, at the time of the grant, owns more than 10% of the total combined voting stock of all classes of stock of the Company or of any parent or Subsidiary must expire not more than five years after the date of the grant.

          Our Employee Stock Purchase Plan ("ESPP"), which became effective October 1996, enables all our eligible employees to subscribe for common shares on an annual offering date at a purchase price which is the lesser of 85% of the fair market value of the shares on the first day or the last day of the annual period. Employee contributions for the fiscal 2007 were $2,428. 200,000 common shares were reserved for issuance under the ESPP. We have not granted any stock appreciation rights, and we did not grant any awards under a long-term incentive plan during fiscal year 2003.

401(K) SAVINGS PLAN

          We sponsor a retirement plan intended to be qualified under Section 401(k) of the Internal Revenue Code. All employees over age 21, other than non-resident aliens, are eligible to participate in the retirement plan. Employees can contribute to the retirement plan on a tax-deferred basis up to 20% of their total salary. Under the retirement plan, we make matching contributions on each employee's behalf, up to a maximum of 2% of each employee's total salary. As of June 30, 2007, 50 employees had elected to participate in the retirement plan. For the fiscal year ended June 30, 2007, we contributed approximately $52,711 to the retirement plan. See the "Summary Compensation Table" above for additional information.

CHANGE IN CONTROL; TERMINATION BENEFITS

          We believe that reasonable and appropriate severance and change in control benefits are necessary in order to be competitive in our executive recruiting and retention efforts. These benefits are also the product of a generally competitive recruiting environment within our industry and as a result of our location in Detroit, Michigan and Memphis, Tennessee, which is home to numerous public and private healthcare companies. We also believe that a change in control arrangement will provide an executive security that will likely reduce the reluctance of an executive to pursue a change in control transaction that could be in the best interests of our shareholders and should discourage defections if faced with a hostile takeover attempt. Although we have not conducted a formal study, we believe severance and change in control arrangements are common benefits offered by employers competing for similar senior executive talent. Although the Compensation Committee receives this information as part of its review of annual tallies of total executive compensation (including contingent compensation), we do not typically consider the value of potential severance and change in control payments when assessing annual compensation, as these payouts are contingent and have a primary purpose unrelated to ordinary compensation matters and objectives. The Compensation Committee generally evaluates these potential payouts in light of their reasonableness during negotiations with a new hire and periodically in light of competitive market conditions.

     PERQUISITES AND OTHER BENEFITS

          The Company does not generally provide material perquisites that are not, in the Compensation Committee's view, integrally and directly related to the executive's duties. Nor does the Company otherwise maintain retirement, "top hat" or deferred compensation programs for executives other than participation in the Company's 401(k) plan as described above. Although we have no formal relocation policy for new hires, we will on occasion agree to reimbursement of certain relocation costs as part of a negotiation for an executive based on the particular facts and circumstances of the negotiation. Senior management also participates in our other broad-based benefit programs available to our salaried employees, including health, dental and life insurance programs. The Company also has a self-funded short-term disability policy for its employees. Except as otherwise discussed herein, other welfare and employee-benefit programs are generally the same for all eligible Company employees, including our executive officers, with some variation as required by local laws with respect to employees of our subsidiaries.

STOCK OWNERSHIP GUIDELINES

          The Compensation Committee believes that it should be the responsibility of officers of the Company to take actions designed to achieve long-term shareholder value. In furtherance of this goal and the Board's objective of adopting relevant and sound corporate governance policies, the Company expects each senior officer to demonstrate a long-term commitment to the Company and to the Company's shareholders by acquiring and holding a meaningful investment in the Company's common stock. The Compensation Committee has not, however, established any specific ownership guidelines for the Company's executive officers (currently 3 persons).

ACCOUNTING AND TAX MATTERS

          The Company has adopted Statement of Financial Accounting Standards ("SFAS") No. 123(R), "Share-Based Payment," which is a revision of SFAS No. 123, "Accounting for Stock Based Compensation," and supersedes APB Opinion No. 25, "Accounting for Stock Issued to Employees," which was issued in December 2004. The revisions are intended to provide investors and other users of financial statements with more complete and neutral financial information by requiring that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost is measured based on the fair value of the equity or liability instruments issued. The Company recorded stock option expense of $0.3 million for each of fiscal 2007 and 2006.

CONCLUSION

          The Compensation Committee's compensation philosophy for an executive officer is intended align the executive's interests with those of our shareholders, while providing the Committee the flexibility to individualize compensation to reflect the unique contributions and circumstances of each of our executive officers. The primary goals of our executive compensation program are to be competitive within our self-constructed peer group and to utilize various components of compensation intended to promote our compensation objectives. We believe our executive compensation programs and policies effectively promote our compensation and corporate objectives and, most importantly, the long-term value and health of the Company.

COMPENSATION COMMITTEE REPORT

          Our Compensation Committee has reviewed and discussed the above Compensation Discussion and Analysis with our management. Based on such review and discussion, our Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended June 30, 2006.

                                        Submitted by the Compensation Committee
                                        Tom A. Goss, Chairman
                                        Richard M. Brown, D.O.
                                        Ronald E. Hall, Sr.
                                        Emmett S. Moten, Jr.

SUMMARY COMPENSATION TABLE

          The following table sets forth information for the fiscal year ended June 30, 2007 concerning the compensation of all individuals serving as our principal executive officer and our principal financial officer during the fiscal year ended June 30, 2007 and our only other executive officer in fiscal 2007 who was serving as executive officer as of June 30, 2007 and whose total compensation exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                                   NON-EQUITY
                                                                                   INCENTIVE
                                                                                      PLAN      ALL OTHER
                                                                 STOCK    OPTION     COMPEN-     COMPEN-
                                             SALARY    BONUS    AWARDS    AWARDS     SATION       SATION     TOTAL
NAME AND PRINCIPAL POSITION          YEAR    ($)(1)    ($)(2)   ($)(3)    ($)(4)     ($)(3)       ($)(5)      ($)
---------------------------          ----   -------   -------   ------   -------   ----------   ---------   -------
William C. Brooks, our President
   and Chief Executive Officer       2007   320,000   112,500     --          --       --            --     432,500
Stephen D. Harris, our Executive
   Vice President, Chief Financial
   Officer and Treasurer             2007   175,000    67,500     --     152,784       --         4,400     399,684
Stephanie Dowell, our Vice
   President, and Chief Executive
   Officer of our subsidiary, UAHC
   Health Plan of Tennessee, Inc.    2007   175,000    60,000     --      53,177       --         4,400     292,577

----------
(1) As described under "Compensation Discussion and Analysis" below, Mr. Harris and Ms. Dowell each received a $25,000 increase in salary effective July 1, 2007, and Mr. Brooks' salary increased from $310,000 to $320,000 effective July 1, 2007. See "Compensation Discussion and Analysis" for an explanation of our compensation program.

(2) Bonus amounts were based on company performance and program enrollment targets. See "Compensation Discussion and Analysis" for an explanation of our compensation program.

(3) For the years set forth in the table, none of the named executive officers had any long-term compensation (including restricted stock awards and long-term incentive plan payouts).

(4) The amounts shown in this column represent the dollar amounts recognized for financial statement reporting purposes for the fiscal year ended June 30, 2007 in accordance with SFAS 123(R) (calculated, per the SEC rules, without consideration of the impact of estimated forfeitures related to service-based vesting conditions. For a discussion of the assumptions made in the valuation of the Stock Awards and Option Awards, see Note 11 of the Notes to Financial Statements, included in our annual report to shareholders for the fiscal year ended June 30, 2007, which accompanies this proxy statement.

(5) All amounts in this column represent our annual contribution to the 401(k) Savings Plan.

GRANTS OF PLAN-BASED AWARDS

          The following table sets forth information concerning each grant of an award made during the fiscal year ended June 30, 2007 to each of our executive officers named in the Summary Compensation Table above.

          GRANTS OF PLAN-BASED AWARDS - FISCAL YEAR ENDED JUNE 30, 2007

                                                                  ALL OTHER    ALL OTHER                           GRANT
                                                                    STOCK       OPTION                 CLOSING   DATE FAIR
                                     ESTIMATED FUTURE PAYOUTS      AWARDS:      AWARDS:     EXERCISE    MARKET     VALUE
                                    UNDER NON-EQUITY INCENTIVE      NUMBER     NUMBER OF    OR BASE     PRICE     OF STOCK
                                          PLAN AWARDS (1)         OF SHARES   SECURITIES     PRICE      ON THE      AND
                                   ----------------------------    OF STOCK   UNDERLYING   OF OPTION   DATE OF     OPTION
                         GRANT     THRESHOLD   TARGET   MAXIMUM    OR UNITS     OPTIONS      AWARDS     GRANT      AWARDS
NAME                      DATE        ($)        ($)      ($)        (#)        (#)(2)       ($/SH)     ($/SH)     ($)(3)
----                   ---------   ---------   ------   -------   ---------   ----------   ---------   -------   ---------
Stephen D. Harris...   11/3/2006                                                25,000        6.05       8.06     152,784
Stephanie Dowell....   2/22/2007                                                13,000        4.68       6.24      53,177

----------
(1) See "Compensation Discussion and Analysis - Bonuses" for a description of our bonus plans for executive officers and the "Summary Compensation Table" under the "Bonus" and "Non-Equity Incentive Plan Compensation" columns for the amounts actually paid under our bonus plans for fiscal 2007 to our executive officers.

(2) The options listed in the table were non-qualified stock options granted to Mr. Harris and Ms. Dowell in under our Amended and Restated 1998 Stock Option Plan.

(3) The amounts shown in this column represent the dollar amounts recognized for financial statement reporting purposes for the fiscal year ended June 30, 2007 in accordance with SFAS 123(R) (calculated, per the SEC rules, without consideration of the impact of estimated forfeitures related to service-based vesting conditions. For a discussion of the assumptions made in the valuation of the Stock Awards and Option Awards, see Note 11 of the Notes to Financial Statements, included in our annual report to shareholders for the fiscal year ended June 30, 2007, which accompanies this proxy statement.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

          William C. Brooks. We employ William C. Brooks as our Chairman, President and Chief Executive Officer, and we have had no employment agreement with him during or since the end of fiscal 2007. His annual salary is currently $320,000, and he is eligible to participate in a bonus program whereby the target payment will be at least 35% percent of his salary. He is also entitled to various fringe benefits, including insurance, vacation, other employee benefit plans and business expense reimbursement as applicable to our other similar employees.

          Stephen D. Harris. We employ Stephen D. Harris as our Chief Financial Officer pursuant to an employment agreement entered into October 21, 2002. He is also our Executive Vice President and Treasurer. His employment as our Chief Financial Officer shall continue for an indefinite term until terminated in accordance with the provisions of his employment agreement. Mr. Harris' annual salary is currently $175,000. The agreement provides that our Board of Directors must establish a bonus plan in which Mr. Harris is eligible to participate for each fiscal year during the term of the agreement, and that Mr. Harris is eligible for a target bonus of at least 25% of his base salary for each fiscal year based on achievement of certain goals and objectives. In addition, Mr. Harris has the option under the agreement to purchase 25,000 shares of common stock of the Company at an exercise price of $1.05 per share. This option is exercisable in 5,000 share increments after the first year anniversary of the grant date and on each anniversary thereafter.

          Mr. Harris is entitled to various fringe benefits under his employment agreement, including insurance, vacation, other employee benefit plans and business expense reimbursement as applicable to our other similar employees.

          Upon termination of employment by us without cause, by Mr. Harris for good reason or because the agreement expires without our offering to renew it on the same terms for at least one year, Mr. Harris is entitled to continuation of salary in accordance with the Company's regular payroll practice for a period of six months from the effective date of such termination. Mr. Harris has agreed not to compete with us during the term of his employment and for one year following termination of his employment, and not to solicit our employees during the term of his employment and for one year following termination of his employment. He has also agreed to treat all Company information as confidential.

          Stephanie Dowell. We employ Stephanie Dowell as our Vice President and as President and Chief Executive Officer of our subsidiary, UAHC Health Plan of Tennessee, Inc., and we have had no employment agreement with her during or since the end of fiscal 2007. Ms. Dowell's annual salary is currently $175,000, and she was eligible for a target bonus of at least 25% of her base salary during fiscal 2007.

          Equity Award Terms. All options granted under our stock option plan that are not already 100% exercisable immediately would become 100% exercisable upon specified changes in control of our Company.

The following table describes and quantifies the estimated payments and benefits that would be provided for Mr. Brooks, our Chairman, President and Chief Executive Officer, upon involuntary termination of his employment without cause or certain changes in control of our Company:

                                    TERMINATION
                            ---------------------------
                                               CHANGE
                                                 IN
BENEFITS AND PAYMENTS (1)   WITHOUT CAUSE   CONTROL (2)
-------------------------   -------------   -----------
Base Salary .............      $640,000      $960,000
Bonus ...................       112,000            --
                               --------      --------
   Total ................      $752,000      $960,000
                               ========      ========

----------
(1) For purposes of this analysis, we have assumed Mr. Brooks' termination on June 30, 2007, when his base salary was $320,000 and, his target bonus was 35% of his base salary.

(2) Under our Supplemental Employee Retirement Plan, Mr. Brooks is entitled to three times his base salary in the event of certain changes in control of our Company. This payment would also include additional amounts to cover any tax liabilities. All options granted under the stock plans would become 100% exercisable immediately.

                 (Balance of this page intentionally left blank)

     OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

          The following table sets forth information concerning unexercised stock options and restricted stock awards that had not vested for each of our executive officers named in the Summary Compensation Table above, outstanding as of June 30, 2007:

          OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END - JUNE 30, 2007

                                            OPTION AWARDS                            STOCK AWARDS
                        ----------------------------------------------------   -----------------------
                                                                                              MARKET
                          NUMBER OF     NUMBER OF                               NUMBER OF    VALUE OF
                         SECURITIES     SECURITIES                              SHARES OR    SHARES OR
                         UNDERLYING     UNDERLYING                              UNITS OF     UNITS OF
                        UNEXERCISED    UNEXERCISED      OPTION                 STOCK THAT   STOCK THAT
                          OPTIONS        OPTIONS       EXERCISE     OPTION      HAVE NOT     HAVE NOT
                            (#)            (#)           PRICE    EXPIRATION     VESTED       VESTED
         NAME           EXERCISABLE   UNEXERCISABLE       ($)        DATE          (#)        ($) (4)
         ----           -----------   -------------   ---------   ----------   ----------   ----------
William C. Brooks....    100,000              --        $1.15     11/22/2007         --           --
                          15,000              --         2.09     11/30/2013         --           --
                          22,500              --         2.09      12/4/2013         --           --
                          15,000              --         4.27      4/29/2014         --           --
                          75,000              --         4.27      4/29/2014         --           --
                           2,834              --         4.73      12/2/2014         --           --
                          10,000(1)        5,000         2.10      11/5/2015      5,000       10,450
                           7,500(2)       12,500         2.95      4/24/2016     12,500       15,500

Stephen D. Harris....     25,000              --         1.05     10/23/2012         --           --
                          15,000              --         2.09     11/30/2013         --           --
                          30,000              --         4.27      4/29/2014         --           --
                           2,834              --         4.73      12/2/2014         --           --
                           7,500(2)       12,500         2.95      4/24/2016     12,500       15,500
                          25,000              --         6.05      11/3/2016         --           --

Stephanie Dowell.....      5,000              --         2.09      12/4/2013         --           --
                           7,500(2)       12,500         2.95      4/24/2016     12,500       15,500
                           3,250(3)        9,750         4.68      2/22/2017      9,750          N/A

----------
(1)  These options vest at the rate of 8.33% each quarter beginning 5/5/06.

(2)  These options vest at the rate of 6.25% each quarter beginning 10/24/06.

(3)  These options vest quarterly over two years

(4) Calculated based on the closing price of the Company common stock on June 29, 2007 (the last business day of the fiscal year) of $4.19 less the option exercise price.

Option Exercises and Stock Vested Table

          There was no exercise of stock options during the fiscal year ended June 30, 2007 by any of our executive officers named in the Summary Compensation Table above on an aggregated basis, and there was no vesting of restricted stock during the fiscal year ended June 30, 2007 for any of our named executive officers.

COMPENSATION OF DIRECTORS

The following table sets forth information concerning the compensation of our directors for the fiscal year ended June 30, 2007:

             DIRECTOR COMPENSATION - FISCAL YEAR ENDED JUNE 30, 2007

                              FEES
                             EARNED    STOCK
                            OR PAID    OPTION
                            IN CASH    AWARDS    TOTAL
         NAME (1)            ($)(2)    ($)(3)     ($)
         --------           -------   -------   -------
Richard M. Brown, D.O....   $33,000   $18,000   $51,000
Ronald E. Hall, Sr.......    25,500    18,000    43,500
Darrel W. Francis .......    36,000    18,000    54,000
Tom A. Goss  (4).........    60,123    18,000    78,123
Emmett S. Moten, Jr......    32,000    18,000    50,000
Eddie R. Munson..........    16,000    18,000    34,000

----------
(1) William C. Brooks and Stephen D. Harris are not included in the table because they are also a named executive officer in the Summary Compensation Table above. They receive no additional compensation for their respective service as one of our directors.

(2) Each of our directors who is not our employee receives $1,000 for each Board of Directors meeting and each Board committee meeting attended. Each committee chairperson receives an annual stipend, which is $6,000 for the Finance and Audit Committee chairperson, $4,000 for the Compensation Committee chairperson and $3,000 for the Governance Committee chairperson. In addition, each non-employee director receives an annual stipend of $36,000, payable in $18,000 of our common shares and $18,000 in cash, as compensation for director services. Our directors are also entitled to reimbursement for reasonable out-of-pocket expenses incurred in providing services to us in their capacities as directors.

(3)  The grant date for these awards was November 3, 2006.

(4) Mr. Goss serves as the nonexecutive Chairman of the Company's wholly-owned subsidiary, UAHC Health Plan of Tennessee, Inc., and receives an additional stipend of $25,000 to serve in that role.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

          The ownership, operation and management of the Company involve various potential conflicts of interest, including the relationships and transactions described below. Management of the Company believes that these agreements and transactions have been on terms, which are as fair to the Company as could have been obtained from unaffiliated parties.

          MANAGEMENT AGREEMENT. Our management agreement with our managed plan, UAHC Health Plan of Tennessee, Inc. (the "Health Plan"), was negotiated between related entities. However, such management agreements were reviewed, revised and approved by each plan's Board. The Health Plan is an HMO, which is owned by us through our wholly-owned subsidiary, United American of Tennessee, Inc.

          COMMON OFFICERS AND DIRECTORS. As indicated in the chart below, during and since fiscal 2007, certain officers or directors of the Company were also officers or members of the Board of Directors of the Health Plan (which is owned by the Company through our wholly owned subsidiary, United American of Tennessee, Inc.). Consequently, such individuals were or are likely to influence the operation of the Company and negotiations and arrangements between the Company and these entities, including the negotiation of and operation under the Health Plan management agreement. Conflicts of interest may arise relating to matters that are presented to our Board of Directors for consideration and with respect to which the Company and the Health Plan may have differing interests, including matters relating to the management agreement.

                              POSITION WITH             POSITION WITH
         NAME                  OUR COMPANY             THE HEALTH PLAN
         ----           -------------------------   ---------------------
William C. Brooks....   Chairman of the Board,             Director
                        President, CEO,
                        Director

Tom A. Goss..........   Vice Chairman of the        Chairman of the Board
                        Board, Director

Stephen D. Harris....   Executive Vice President,      CFO and Director
                        Chief Financial Officer
                        and Treasurer

Stephanie Dowell ....   Vice President                President and CEO

II. PROPOSAL TO RATIFY APPOINTMENT OF INDEPENDENT AUDITORS

          UHY LLP has served as our independent auditors since November 22, 2004. A representative of UHY LLP is expected to be present at our 2007 annual meeting to make a statement, if requested, and be available to respond to questions with respect to the 2007 audit.

          The Board of Directors considers UHY LLP to be well qualified to serve as the independent auditors for the Company. If the appointment of UHY LLP is not ratified by the shareholders, the Board of Directors may appoint other independent auditors based upon the recommendation of the Finance and Audit Committee.

          The Board of Directors recommends a vote FOR the proposal to ratify the appointment of UHY LLP as independent auditors for the 2008 fiscal year. Proxies solicited by the Board of Directors will be so voted unless shareholders otherwise specify in their proxies.

AUDIT FEES

          The following is a summary of fees billed by UHY LLP, for audit and other professional services during the fiscal year ended June 30, 2007:

Audit fees, including services rendered in reviewing quarterly financial information and auditing our annual consolidated
   financial statements for fiscal year 2006.........................   $188,900
Tax and other professional service fees..............................   $ 41,640

          The Finance and Audit Committee, after a review and discussion with UHY LLP, determined that the provision of these services was compatible with maintaining their respective independence.

AUDIT COMMITTEE'S PRE-APPROVAL POLICIES AND PROCEDURES

          The Finance and Audit Committee's Charter affirms its responsibility to approve in advance audit and non-audit services to be performed by our independent auditor. In accordance with Section 10A(i) of the Exchange Act, before UHY LLP is engaged by us to render audit or non-audit services, the engagement is approved by our Finance and Audit Committee. None of the audit-related, tax and other services described in the table above were approved by the Finance and Audit Committee pursuant to Rule 2-01(c)(7)(i)(C) of Regulation S-X.

III. REPORT OF THE FINANCE AND AUDIT COMMITTEE

          This report of our Finance and Audit Committee describes the actions of the Committee for the fiscal year ended June 30, 2007. This report shall not be deemed to be "soliciting material" or to be "filed" with the SEC or subject to Regulation 14A or 14C or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be incorporated by reference into any future filing under such Securities Exchange Act or the Securities Act of 1933, as amended, except to the extent that we specifically request that such information be treated as soliciting material or specifically incorporate it by reference into such filing.

          The Finance and Audit Committee (the "Committee") is made up of the following members: Darrel W. Francis (Chairman), Dr. Richard M. Brown, Ronald E. Hall, Sr. The Committee operates pursuant to a written Charter, a copy of which is available to shareholders on our Web site, at http://www.uahc.com. In accordance with the Charter, all of the members of the Committee are independent (as defined in the rules of the New York Stock Exchange) and financially literate and at least one member of the Committee has accounting or related financial management expertise.

          Management is responsible for our internal controls and the financial reporting process. Our independent auditors are responsible for performing an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards and for expressing an opinion on the conformity of our audited consolidated financial statements with accounting principles generally accepted in the United States of America. As provided in its Charter, the Committee's responsibilities include monitoring and oversight of these processes.

          In this context and in accordance with its Charter, the Committee has met and held discussions with management and the current independent auditors.

          Management represented to the Committee that our audited consolidated financial statements for the fiscal year ended June 30, 2007 (the "Financial Statements") were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the Financial Statements with management and the independent auditors. The Committee also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Committee) and Statement on Auditing Standards No. 61 (Communication with Audit Committees).

          In addition, the Committee has discussed with the independent auditors the independent auditors' independence from management and the Company, including the matters in the written disclosures from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). In concluding that the independent auditors are independent, the Committee considered, among other factors, whether the nonaudit services provided by the independent auditors (principally tax services) were compatible with their independence. The Sarbanes-Oxley Act of 2003 requires the Committee to pre-approve all audit and non-audit services, subject to a narrow de minimis exception.

          In fulfilling its oversight responsibility of reviewing the services performed by our independent auditors, the Committee carefully reviews the policies and procedures for the engagement of the independent auditors. The Committee also met with the independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of our internal controls, and the overall quality of our financial reporting. The Committee also reviewed and discussed with the independent auditors the fees paid to the independent auditors; these fees are described under "Fees Paid to Independent Auditors" following this report.

          Based on the Committee's review and discussions of the matters referred to above, the Committee recommended to the Board that the Financial Statements be included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2007, for filing with the SEC. The Committee also recommended that the Board select UHY LLP to serve as our independent auditors for fiscal year 2008.

                                        Finance and Audit Committee
                                        Darrel W. Francis, Chairman
                                        Dr. Richard M. Brown
                                        Ronald E. Hall, Sr.
                                        Eddie R. Munson

IV. OTHER INFORMATION

          A copy of our Annual Report to Shareholders for the fiscal year ended June 30, 2007 accompanies this proxy statement. A copy of our Annual Report on Form 10-K for the fiscal year ended June 30, 2007 (as filed with the SEC, including exhibits but excluding the exhibit index) also accompanies this proxy statement. We will provide, without charge, to each person being solicited by this proxy statement, upon the written request of any such person, a copy of the exhibit index to our Annual Report on Form 10-K for the fiscal year ended June 30, 2007 (as filed with the SEC). All such requests should be directed to United American Healthcare Corporation, 300 River Place, Suite 4950, Detroit, Michigan 48207-5062, Attention: Investor Relations Department.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

          Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10% shareholders are required by SEC regulation to provide us copies of Section 16(a) reports they file. Based solely on review of the copies of such reports provided to us for fiscal 2007, or written representations that no Forms 5 were required, we believe that during the fiscal year ended June 30, 2007 all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with, except for two late reports filed on the same date by William C. Brooks each for one transaction, and one late report filed by each of Tom A. Goss and Emmett S. Moten, Jr. each for one transaction.

EXPENSES OF SOLICITATION

          The cost of this solicitation of proxies will be borne by the Company and may include requests by mail and personal contact by its Directors, officers and employees. In addition, the Company has retained Georgeson Shareholder to aid in the solicitation of proxies from brokers, banks, other nominees and institutional holders at a fee not to exceed $6,500 plus out-of-pocket expenses. The Company will reimburse brokers or other nominees and institutional holders for their expenses in forwarding proxy materials to principals. Any person giving a proxy has the power to revoke it at any time before it is voted.

STOCK PERFORMANCE CHART

          The following graph compares the cumulative total return for the previous five fiscal years on a $100 investment on June 30, 2002 in each of our Common Stock, the Standard & Poor's 500 Stock Index and peer group indices (the Old Peer Group is the same as in the comparable graph in our last proxy statement; the New Peer Group reflects the substitution of some peers more similar to us currently). The graph assumes reinvestment of dividends, if any.

                               (PERFORMANCE GRAPH)

                                2002     2003     2004     2005     2006     2007
                               ------   ------   ------   ------   ------   ------
UTD AMER HEALTH                100.00    37.83   105.31    45.00    77.73    85.70
S&P 600 Index - Total Return   100.00    96.42   130.40   147.95   168.54   193.81
S&P 500 Index - Total Return   100.00   100.25   119.40   126.95   137.91   163.23
peer group Only                100.00   112.80   145.30   238.43   214.83   242.19
peer group + UTD AMER HEALTH   100.00   112.72   145.26   238.22   214.68   242.02

SHAREHOLDER PROPOSALS

          Proposals of shareholders that are intended to be presented at our 2008 Annual Meeting of Shareholders must be received by our Secretary at our offices, United American Healthcare Corporation, 300 River Place, Suite 4950, Detroit, Michigan 48207-5062, no later than May 26, 2008 to be considered for inclusion in the proxy statement and proxy relating to that meeting. Such proposals should be sent by certified mail, return receipt requested.

          We must receive notice of any proposals of shareholders that are intended to be presented at our 2008 Annual Meeting of Shareholders, but that are not intended to be considered for inclusion in our proxy statement and proxy related to that meeting, no later than August 6, 2008 to be considered timely. Such proposals should be sent by certified mail, return receipt requested and addressed to United American Healthcare Corporation, 300 River Place, Suite 4950, Detroit, Michigan 48207-5062, Attention: Investor Relations Department. If we do not have notice of the matter by that date, our form of proxy in connection with that meeting may confer discretionary authority to vote on that matter, and the persons named in our form of proxy will vote the shares represented by such proxies in accordance with their best judgment.

OTHER BUSINESS

          Neither we nor the members of our Board of Directors intend to bring before the annual meeting any matters other than those set forth in the Notice of the 2007 Annual Meeting of Shareholders, and none of us has any present knowledge that other matters will be presented for action at the annual meeting by others. However, if other matters are properly presented to the meeting, the persons named in the enclosed proxy intend to vote the shares represented by the proxy in accordance with their best judgment.

                                        By order of the Board of Directors


                                        William C. Brooks
                                        Chairman, President and Chief Executive
                                        Officer

Detroit, Michigan
October 5, 2007

(UNITED AMERICAN HEALTHCARE CORPORATION LOGO)

Using a BLACK INK pen, mark your votes with an X as shown in
this example. Please do not write outside the designated areas.   [X]

ANNUAL MEETING PROXY CARD - UNITED AMERICAN HEALTHCARE CORPORATION

 PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE
                               ENCLOSED ENVELOPE.

A PROPOSALS -- THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE LISTED NOMINEES
AND FOR PROPOSAL 2.

1.   Election of Directors:

                               For  Withhold                               For  Withhold                             For   Withhold
01 - Richard M. Brown, D.O.*   [ ]  [ ]        02 - Ronald E. Hall, Sr.*   [ ]  [ ]        03 - Stephen D. Harris*   [ ]   [ ]

* Each to be elected as Directors of the Corporation to serve for terms expiring with the 2010 Shareholders Meeting.

                                               For  Against  Abstain
2.   To approve the appointment of UHY LLP     [ ]  [ ]      [ ]           3.   In their discretion, the Proxies are
     as independent auditors for the fiscal                                     authorized to vote on such other
     year ending June 30, 2008.                                                 business as may properly come before
                                                                                the meeting.

B NON-VOTING ITEMS

CHANGE OF ADDRESS -- Please print your new address below.

C AUTHORIZED SIGNATURES -- THIS SECTION MUST BE COMPLETED FOR YOUR VOTE TO BE
COUNTED. -- DATE AND SIGN BELOW

NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy.
All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Date (mm/dd/yyyy) - Please print date below.   Signature 1 - Please keep signature         Signature 2 - Please keep signature
                                               within the box                              within the box


____________________________________________   _________________________________________   _________________________________________

 PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE
                               ENCLOSED ENVELOPE.

(UNITED AMERICAN HEALTHCARE CORPORATION LOGO)

PROXY -- UNITED AMERICAN HEALTHCARE CORPORATION

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF SHAREHOLDERS
NOVEMBER 2, 2007

The undersigned appoints William C. Brooks and Tom A. Goss and each of them, as Proxies, with full power of substitution, to attend the Annual Meeting of Shareholders of United American Healthcare Corporation on November 2, 2007, and any adjournments, and to represent and vote the shares which the undersigned is entitled to vote on the following matters as directed on the reverse side.

When properly executed, these instructions will be voted in the manner directed on the reverse side of this card; if you do not provide direction, this proxy will be voted FOR Items 1 and 2.

YOUR VOTE IS IMPORTANT!

PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(SEE REVERSE SIDE)